Exhibit 99.1

RESOLUTION OF THE SHAREHOLDERS

OF

ROI LAND INVESTMENTS LTD.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held on this 19th August, 2014;

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a new composition to the Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that:

MR. ROBERT BOISJOLI and

Dr. SAMI B. CHAOUCH

Be and are hereby nominated, and have accepted their positions as DIRECTORS & join Sebastien Cliche as full Directors of the Company.

Additionally we have nominated PHILIPPE GERMAIN to be our acting PRESIDENT, and he has so accepted said Position.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 19th August, 2014

/s/ Anya Maxwell

Anya Maxwell, Director, Lamar Investment Ltd.,

on behalf of the Majority Shareholders